EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Form S-3 Registration Statement of Vicom, Incorported of our report dated February 15, 2001, appearing in the Annual Report on Form 10-K of Vicom, Incorported for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                        /s/ Lurie Besikof Lapidus & Company, LLP


Minneapolis, Minnesota,
October 16, 2003